Exhibit 1.01 to Form SD

AMSC CONFLICT MINERALS REPORT

For the year ended December 31, 2016

INTRODUCTION AND SUMMARY

This AMSC Conflict Minerals Report (this “Report”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2016.

This Report relates to the process undertaken for AMSC products that were manufactured during calendar year 2016 and that contain or are believed to contain conflict minerals that are necessary to the functionality or production of our products. The term “conflict minerals” is defined in Section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, as limited by the Rule, tin, tantalum, tungsten, and gold (the “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. This Report includes a discussion of our conflict minerals program, reasonable country of origin investigation (“RCOI”), due diligence procedures performed, and the disclosures required by the Securities and Exchange Commission (the “SEC”). AMSC is required to file this Report with the SEC because based on our RCOI and further due diligence, we have reason to believe that the 3TGs used in our products may not originate in the Democratic Republic of Congo (the “DRC”) or certain countries that share an internationally-recognized border with the DRC and that they may not be from recycled or scrap sources. The adjoining countries are: the Republic of the Congo, Angola, Burundi, Central African Republic, Rwanda, Tanzania, Uganda, and Zambia (together with the DRC, the “Covered Countries”).

Based on its assessment of survey responses received from suppliers, AMSC determined that the majority of the materials used in the production of its products do not contain 3TGs sourced from the Covered Countries. However, from our RCOI we could not determine that the remainder of the 3TGs used in the production of our products did not originate from the Covered Countries. The Company’s overall determination is a result of effort through March 31, 2017.

COMPANY OVERVIEW

American Superconductor Corporation (together with its subsidiaries, “AMSC ®” or the “Company”) was founded on April 9, 1987. We are a leading provider of megawatt-scale solutions that lower the cost of wind power and enhance the performance of the power grid. In the wind power market, we enable manufacturers to field highly competitive wind turbines through our advanced power electronics products, engineering, and support services. In the power grid market, we enable electric utilities, industrial facilities, and renewable energy project developers to connect, transmit and distribute power through our transmission planning services and power electronics, and superconductor-based products. Our wind and power grid products and services provide exceptional reliability, security, efficiency, and affordability to our customers.

PRODUCT DESCRIPTIONS

We segment our operations into two market-facing business units: Wind and Grid.

•	Wind. Through our Windtec Solutions™, our Wind business segment enables manufacturers to field wind turbines with exceptional power output, reliability, and affordability. We supply advanced power electronics and control systems, license our highly engineered wind turbine designs, and provide extensive customer support services to wind turbine manufacturers. Our design portfolio includes a broad range of drive trains and power ratings of 2 megawatts (“MW”) and higher. We provide a broad range of power electronics and software-based control systems that are highly integrated and designed for optimized performance, efficiency, and grid compatibility.

•	Grid. Through our Gridtec Solutions™, our Grid business segment enables electric utilities and renewable energy project developers to connect, transmit and distribute power with exceptional efficiency, reliability, security and affordability. We provide transmission planning services that allow us to identify power grid congestion, poor power quality, and other risks, which help us determine how our solutions can improve network performance. These services often lead to sales of our grid interconnection solutions for wind farms and solar power plants, power quality systems and transmission and distribution cable systems. We also sell ship protection products to the U.S. Navy.

We have determined that virtually all of our products may contain 3TGs .

The Company has disclosed the information above, along with a copy of this Report, on its website, http://ir.amsc.com/governance.cfm.

RCOI

The Conflict Mineral Rule requires us to conduct in good faith an RCOI reasonably designed to determine whether any of our 3TGs originated in the Covered Countries. Phase one of our conflict minerals compliance program included a comprehensive screening of our product families.

Phase two of our conflict minerals compliance program included AMSC engineers’ conducting a detailed bill of material review to ascertain if any of our components contain, or are believed to contain, 3TG. All parts identified through the screening and detailed bill of material review, including purchased components, are screened and reviewed as described below.

To determine whether any 3TGs in our products originated in the Covered Countries, we retained a third-party service provider, Assent Compliance (“Assent”), to assist us in collecting and reviewing data from our supply chain. Suppliers of purchased parts or components that are believed to contain 3TG via engineering review and survey are required by the supply chain to disclose the source of origin using the EICC template detailing the unique smelter ID number of every source of material procured. Disclosure requests are first requested of suppliers based on delivery quantities from the supplier in addition to the period deliveries were received. Current products manufactured in the last year and related deliveries are prioritized based on quantities used in production and the likelihood suppliers are available to respond. Responses received from suppliers in North America continue to be generally more complete and often indicate that they are more conflict free than those from other parts of the world. Due to the unpredictability of response rates and the completeness of the responses, the Company continues to update its due diligence process to assure the highest response rate reasonably possible. A significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 14(b) of the Securities Exchange Act of 1934, and is therefore not concerned by reporting obligations pursuant to Rule 13p-1.

We contacted our suppliers via the Assent Compliance Manager, a SaaS platform provided by Assent that enables its users to complete and track supplier communications and allows suppliers to upload completed EICC-GeSI forms directly to the platform for red flag assessment and management. Assent requested that suppliers complete the CMRT forms and included training and education on the completion of the CMRT form in its electronic communications to suppliers. Assent monitored and tracked all of these communications in Assent’s system for future reporting and transparency.

Assent periodically informed the Company of the response rate of suppliers during the diligence process. AMSC directly contacted suppliers that were unresponsive to Assent’s communications during the RCOI and requested such suppliers to complete the CMRT form and submit such form to Assent. Suppliers requesting additional information regarding the form were encouraged to review informational materials prepared by Assent and to contact Assent with further questions.

DESIGN OF DUE DILIGENCE

AMSC undertook due diligence on the source and chain of custody of the 3TG has been designed to conform to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (Second Edition)(including the supplements on Gold and on Tin, Tungsten and Tantalum) (“OECD Framework”) being adopted, and described below.

We developed our due diligence process to address each of these five steps, namely:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risks in our supply chain;

3.	Designing and implementing a strategy to respond to identified risks in our supply chain;

4.	Utilizing independent third-party audits of supply chain diligence; and

5.	Publicly reporting on our supply chain due diligence

DUE DILIGENCE PERFORMED

Step 1: Company Management System

Internal Team

Senior management is involved with the overall execution of our program. The team consists mainly of members of the Procurement and Sourcing team. This team is responsible for providing all suppler data to Assent and coordination of issues and other tasks that may arise. The team is also responsible for following up with non-responsive suppliers. The team also reviews along with senior management and the Director of Internal Audit, periodic progress and status reports provided by Assent.

Supplier Engagement

Suppliers requiring outreach for reasons such as unresponsiveness response or other matters are called, emailed and written to. Every effort possible is made to contact and manage issues with suppliers. Suppliers not responding are dealt with as a risk to the company and are subject to our termination of relationship with the supplier.

This year we put a strong emphasis on supplier education and training. To accomplish this, we utilized Assent’s learning management system, Assent University, to enroll all our in-scope suppliers in Conflict Minerals training courses. All training is tracked and evaluated based on completion.

Grievance Mechanism

AMSC maintains a Global Hotline and an intranet based Hotline reporting portal for all employees. An independent company (the, “Contractor”) receives calls and electronically submitted tips and issues. The Contractor will notify the President, CFO, General Counsel, and Chair of the Audit Committee of the Board of Directors of any calls or other submissions. Upon notification we evaluate the best method of investigation, evaluation, and if required resolution of any matters. A quarterly report of any activity received by the Contractor is also provided to us and further disclosed and if required reviewed by the Audit Committee during their quarterly meetings.

Maintain Records

Our Service Provider retains conflict minerals related documents, including supplier responses to CMRTs. This information is stored in a database hosted by our Service Provider.

Step 2: Identifying and Assessing Risks in Our Supply Chain

To identify and assess risks in our supply chain related to conflict minerals, we reviewed the CMRTs submitted to us. We used Assent’s software to collect and manage the information from our supply chain. The primary risk we identified with respect to the data we collected from our supply chain for reporting year 2016 related to the nature of the responses we received. A large number of the responses we received were company-level CMRTs or did not specify the smelters or refiners used for the 3TGs in the components supplied to us.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are:

A.	Do you have a policy in place that includes DRC conflict-free sourcing?

E.	Have you implemented due diligence measures for conflict-free sourcing?

H.	Do you verify due diligence information received from your suppliers?

I.	Does your verification process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, H, I), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

Step 3: Designing and Implementing a Response to Identified Risks

The Company deals with each supplier on an individual basis that is dependent on the risk(s) identified and exposure. Factors considered include the overall willingness of the supplier to mitigate risk as well as our ability to procure alternative suppliers. Our response is measured and does include termination of our relationship if necessary.

Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices.

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain.

Step 5: Publicly Report Our Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2016 and this Report on our website. Information found on or accessed through our website is not considered part of this Report and is not incorporated by reference herein.

Due Diligence Results

Survey Results

As of March 31, 2017, we received responses from 89% of the suppliers we surveyed. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found. 11 suppliers were unable to correct their CMRT and as such, are still listed as invalid submissions. Of the 132 originally surveyed suppliers for our combined product mix, 25 have reported that the 3TG used in the products that we purchase from them were not sourced from a Covered Country. 28 suppliers indicate that the products they provide to us contain 3TGs, of which based on due diligence we have not been able to determine whether such 3TGs may have been sourced from the Covered Countries.

From the responses that we received, we identified 6 smelters that potentially posed a risk. These concerns stem from (i) proximity to the DRC and Covered Countries, (ii) Conflict-Free Smelter Program audit status, (iii) known or plausible evidence of unethical or conflict sourcing. For suppliers that identified these specific smelters of concern on their CMRT, we created a new escalation plan. These suppliers were contacted by Assent and AMSC to evaluate whether these smelters could be connected to AMSC’s products. The suppliers were asked to complete a product-level CMRT, rather than a company-level, to better identify the connection to products that they supply to AMSC.

Smelters and Refiners

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”) and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on CFSI’s list of validated conflict free smelters and refiners of 3TG. Our suppliers identified a total of 311 legitimate smelters and refiners that appear on the lists maintained by CFSI. Based on the smelter list provided by suppliers via the CMRT and publicly available information, we have identified 245 smelters and refiners that are deemed CFSP Compliant – this indicates these smelters or refiners are compliant with the Conflict Free Smelter Program assessment protocols. A further 12 smelters or refiners have agreed to undergo or are currently undergoing a third-party audit. Most of the CMRTs we received were made on a company or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products. All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on CFSI’s list of validated conflict free smelters and refiners.

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the CFSI as legitimate. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

Risk Mitigation

AMSC has taken significant steps to improve the due diligence process and is committed to continuous process improvement and taking additional steps to mitigate the risk that its necessary conflict minerals benefit armed groups. These steps include implementing a:

•	Continuous internal oversight and review process of responses;

•	Continuous risk based evaluation of bills of material to confirm suspect materials;

•	Risk based selection of suppliers providing suspect materials for current products;

•	Process for requesting declarations and after a reasonable period with no response, second requests;

•	Detailed inspection of responses and following up on inconsistencies, missing information, or possible inaccuracies of information; and

•	For suppliers not responding to second requests, phone call follow-up and escalation to the VP Global Manufacturing, Supply Chain Management & Information Technology is mandatory.

Non-responding suppliers face discontinuation of their supply service to AMSC. The Company will keep improving its due diligence measures by working more closely with suppliers to help them understand and satisfy AMSC’s requirements fully.

Metal	Standard Smelter Name	Smelter Facility Location

Gold	Abington Reldan Metals, LLC	UNITED STATES

Gold	Advanced Chemical Company	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	AURA-II	UNITED STATES

Gold	Aurubis AG	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery – Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Elemetal Refining, LLC	UNITED STATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Gujarat Gold Centre	INDIA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’azurde Company For Jewelry	SAUDI ARABIA

Gold	Lingbao Gold Co., Ltd.	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Modeltech Sdn Bhd	MALAYSIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Remondis Argentia B.V.	NETHERLANDS

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	SAAMP	FRANCE

Gold	Sabin Metal Corp.	UNITED STATES

Gold	SAFINA A.S.	CZECH REPUBLIC

Gold	Sai Refinery	INDIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sudan Gold Refinery	SUDAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Tony Goetz NV	BELGIUM

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Universal Precious Metals Refining Zambia	ZAMBIA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Power Resources Ltd.	MACEDONIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Tranzact, Inc.	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES

Tin	An Thai Minerals Co., Ltd.	VIET NAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Elmet S.L.U.	SPAIN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Fenix Metals	POLAND

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT O.M. Indonesia	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Moliren Ltd	RUSSIAN FEDERATION

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA